UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2010
FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814

(Address of principal executive offices)
(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Entry into Underwriting Agreement in Connection with Public Offering
     On November 9, 2010, First Potomac Realty Trust (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, First Potomac Realty Investment Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named on Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell 10,000,000 common shares of beneficial interest, $0.001 par value per share (the “Common Shares”). Pursuant to the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 Common Shares to cover overallotments. On November 10, 2010, the Underwriters exercised their overallotment option in full.
     The closing of the offering of all 11,500,000 shares is expected to occur on or about November 16, 2010. The Company estimates that the net proceeds from this offering, after offering expenses, will be approximately $170.4 million (including giving effect to the exercise of the overallotment option). The Company intends to contribute the net proceeds from this offering to the Operating Partnership in exchange for additional Operating Partnership units, and the Operating Partnership intends to use the net proceeds to repay a portion of the balance outstanding under the Company’s unsecured revolving credit facility (the “Credit Facility”), to fund the acquisition of properties and for working capital and general corporate purposes.
     The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Underwriting Agreement in this Item 1.01 are qualified in their entirety by reference to Exhibit 1.1.
     Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp., certain of the Underwriters in the offering, are lenders under the Credit Facility and may therefore receive a portion of the net proceeds from the offering through the partial repayment of indebtedness under the Credit Facility. Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp. also act as agents in connection with the Credit Facility and have received and will continue to receive customary compensation in connection with the Credit Facility.
     Entry into New $50.0 Million Secured Term Loan
     On November 10, 2010, in connection with the Company’s acquisition of a 90% interest in a joint venture that owns 520 Gaither Road (Phase II) and 530 Gaither Road (Phase III) in Rockville, Maryland (collectively, “Redland Corporate Center Phases II and III”), the Operating Partnership entered into a $50.0 million secured term loan agreement (the “Term Loan”) with KeyBank N.A (“KeyBank”). The Term Loan has a three-month term with an extension option for an additional three months (subject to certain customary conditions and the payment of an extension fee of 15 basis points on the amount of the Term Loan outstanding on the initial maturity date). The Term Loan has an interest rate of, at the Company’s election, (i) LIBOR plus 350 basis points or (ii) a base rate plus 225 basis points.
     Pursuant to its terms, the Term Loan is guaranteed by the Company and the subsidiaries of the Operating Partnership (the “Subsidiary Guarantors”) that own the equity interests in the Redland Corporate Center Phases II and III joint venture, and is secured by both the equity interests in the Subsidiary Guarantors and in the joint venture.
     The Term Loan requires that the Company and the Operating Partnership comply with various covenants that are substantially similar to those in the Credit Facility, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or asset sales, and certain restrictions on dividend payments. The Term Loan also requires the ongoing compliance with certain financial covenants that are substantially similar to those in the Credit Facility, including the following (each of the defined terms below have the meanings ascribed to them in the Term Loan):

•	at all times, Consolidated Total Indebtedness may not exceed 62.5% of Consolidated Gross Asset Value;

•	at the end of each quarter, Consolidated Debt Yield may not be less than 10.5%;

•	at the end of each quarter, the ratio of (i) Adjusted EBITDA for the four consecutive quarters ending on the last day of such quarter to (ii) Consolidated Fixed Charges, for the same period, must be greater than 1.50 to 1.0.

•	at end of each quarter, Consolidated Tangible Net Worth must not be less than $370 million plus 80% of (i) the proceeds received in connection with any equity offering or (ii) the value of Operating Partnership units issued in connection with asset or stock acquisitions;

•	for the quarter ending December 31, 2010 through the quarter ending September 30, 2011, the Operating Partnership’s Unsecured Consolidated Total Indebtedness will not exceed (i) 62.5% of the Aggregate Value of Unencumbered Properties on the last day of such quarter, and (ii) 60% on the last day of each quarter thereafter;

•	at the end of each quarter, the ratio (i) Adjusted Net Operating Income for the quarter, annualized, divided by (ii) the Unsecured Interest Expense for such quarter, annualized, will not be less than 1.75 to 1.0.
     The Term Loan includes customary events of default, the occurrence of which, following any applicable cure period, would permit KeyBank to, among other things, declare the principal, accrued interest and other obligations of the Operating Partnership to be immediately due and payable and to foreclose on the direct and indirect interests of the Operating Partnership in the joint venture.
     From time to time, the Company has had customary commercial and/or investment banking relationships with KeyBank and/or certain of its affiliates, including, without limitation, KeyBank acting as an underwriter in the Company’s common share offering described above and as a lender and agent under the Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in Item 1.01 under the heading “Entry into New $50.0 Million Secured Term Loan” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
No.	Description
1.1
Underwriting Agreement, dated November 9, 2010, by and among the Company, First Potomac Realty Investment Limited Partnership, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters named on Schedule A

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares
8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters
23.1	Consent of Hogan Lovells LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
Date: November 15, 2010	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
1.1
Underwriting Agreement, dated November 9, 2010, by and among the Company, First Potomac Realty Investment Limited Partnership, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters named on Schedule A

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares
8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters
23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1)